CSFB

           CREDIT SUISSE FIRST BOSTON

CSFB 2005-AGE1

DERIVED INFORMATION   4/22/05

$284,000,000

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

$284,000,100

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-AGE1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials (the “Information”) has been provided by Credit Suisse First Boston LLC (“CSFB”).

The Information contained herein is preliminary and subject to change.   The Information does not include all of the information required to be included in the final prospectus relating to the certificates.  As such, the Information may not reflect the impact of all structural characteristics of the certificates.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Prospective investors in the certificates should read the relevant documents filed, or to be filed, with the Securities and Exchange Commission (the “Commission”) because they contain important information.  Such documents may be obtained without charge at the Commission’s website.  Although a registration statement (including the base prospectus) relating to the certificates discussed in this communication has been filed with the Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not yet been filed with the Commission.  Prospective purchasers are recommended to review the final prospectus and prospectus supplement relating to the certificates (“Offering Documents”) discussed in this communication.

Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the CSFB Trading Desk at (212) 538-8373 or from the Commission’s website.

There shall not be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool.  Neither Credit Suisse First Boston LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Statistical Collateral Summary – First Liens

The information contained in the tables below is approximate and is based on rolled scheduled balances as of the 4/01/05 cutoff date.  The final characteristics of the Mortgage Loans will be described in the prospectus supplement.   Less than 4.9% of the Mortgage Loans, calculated based on thirty-day contractual delinquencies as of 3/31/05, will be thirty days delinquent.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	4,540
Total Outstanding Loan Balance	255,800,454	Min	Max
Average Loan Current Balance	56,344	585	347,426
Weighted Average Original LTV*	80.2%
Weighted Average Coupon	9.94%	5.50%	14.90%
Weighted Average FICO (Non-Zero)	581
Weighted Average Age (Months)	60
% First Liens	100.0%
% Second Liens	0.0%
% Arms	0.0%
% Fixed	100.0%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$284,001,402]

**

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Second Liens

The information contained in the tables below is approximate and is based on rolled scheduled balances as of the 4/01/05 cutoff date.  The final characteristics of the Mortgage Loans will be described in the prospectus supplement.   Less than 4.9% of the Mortgage Loans, calculated based on thirty-day contractual delinquencies as of 3/31/05, will be thirty days delinquent.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	1,343
Total Outstanding Loan Balance	28,200,948	Min	Max
Average Loan Current Balance	20,998	663	179,243
Weighted Average Original LTV*	85.6%
Weighted Average Coupon	11.63%	6.00%	15.99%
Weighted Average FICO (Non-Zero)	596
Weighted Average Age (Months)	65
% First Liens	0.0%
% Second Liens	100.0%
% Arms	0.0%
% Fixed	100.0%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$284,001,402]

**

Note, for second liens, CLTV is employed in this calculation.